UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 7, 2018

Columbia Property Trust, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-36113

MD	20-0068852
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1170 Peachtree Street, Suite 600
Atlanta, GA 30309
(Address of principal executive offices, including zip code)

(404) 465-2200
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
The information required by Item 1.01 is included in Item 2.03 below and incorporated by reference herein.
Item 2.03.    Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.
On December 7, 2018, Columbia Property Trust Operating Partnership, L.P. (the “Operating Partnership”), a wholly-owned subsidiary of Columbia Property Trust, Inc. (the “Company”), amended and restated its Revolving Credit and Term Loan Agreement (the “Credit Agreement”). Columbia Property Trust, Inc. continues to serve as guarantor on the Credit Agreement, which recasts the Company’s existing $500 million revolving credit facility and $300 million unsecured term loan, both dated July 30, 2015.
The Credit Agreement provides for (a) a $650 million unsecured revolving credit facility, with an initial term ending January 31, 2023 and two options to extend such revolving credit facility for 6 months per extension (for a total possible extension option of one year to January 31, 2024) (the “Revolving Credit Facility”), subject to the Operating Partnership paying certain fees and the satisfaction of certain other conditions, and (b) a delayed-draw, $300 million unsecured term loan, with a term ending January 31, 2024 (the “Term Loan”). Proceeds from the Credit Agreement are to be used for general business and working capital purposes.
Subject to customary conditions, including the absence of any default or event of default (each as defined in the Credit Agreement) and financial covenant compliance, the Operating Partnership has the ability on up to four occasions to increase the existing revolving commitment (the “New Revolving Commitments”) and/or establish one or more new term loan commitments (the “New Term Commitments”, and together with the New Revolving Commitments, the “Incremental Commitments”), by an aggregate amount not to exceed $500 million for all such Incremental Commitments. Each Incremental Commitment must be in an increment of not less than $25 million, and no lender shall have any obligation to participate in any Incremental Commitment.
After amending and restating the Credit Agreement on December 7, 2018, the Operating Partnership drew on the Revolving Credit Facility to fully prepay the $300 million outstanding on the Term Loan without premium or penalty, as provided for in the Credit Agreement. After which, the Operating Partnership has $479.0 million of outstanding borrowings under the Revolving Credit Facility and no outstanding borrowings under the Term Loan. The Operating Partnership has until December 7, 2019 to draw proceeds on the Term Loan in up to three installments, up to an aggregate of $300 million.
At the Operating Partnership’s option, borrowings under the Credit Agreement bear interest at either (i) the alternate base rate (as defined in the Credit Agreement) plus an applicable margin based on five stated pricing levels ranging from 0.0% to 0.45% for the Revolving Credit Facility and 0.0% to 0.65% for the Term Loan, (ii) the LIBOR rate (as defined in the Credit Agreement) plus an applicable margin based on five stated pricing levels ranging from 0.775% to 1.45% for the Revolving Credit Facility and 0.85% to 1.65% for the Term Loan, or (iii) the LIBOR daily floating rate (as defined in the Credit Agreement) plus an applicable margin based on five stated pricing levels ranging from 0.775% to 1.45% for the Revolving Credit Facility and 0.85% to 1.65% for the Term Loan, in each case based on the Operating Partnership’s credit rating. Borrowings under the Revolving Credit Facility currently bear interest at the applicable LIBOR rate plus 0.90% based on current credit ratings.
The Credit Agreement contains representations and warranties, financial and other affirmative and negative covenants, events of default and remedies typical for this type of facility. A summary of the financial covenants and related terms, as defined in the in the Credit Agreement follows:

a)	limit the ratio of secured debt to total asset value to 40% or less;

b)	require the fixed charge coverage ratio to be at least 1.50:1.00;

c)	limit the ratio of debt to total asset value to 60% or less, or 65% or less following a material acquisition;

d)	require the unencumbered interest coverage ratio to be at least 1.75:1.00;

e)	limit the unencumbered leverage ratio to 60% or less, or 65% or less following a material acquisition.
The Credit Agreement also contains customary negative covenants applicable to the Company, the Operating Partnership and certain subsidiaries, including, among other things, restrictions on indebtedness, liens, restricted payments, sales of assets and transactions with affiliates, and customary events of default, including but not limited to, the nonpayment of principal or interest, material inaccuracy of representations and warranties, violations of covenants, cross-default to material indebtedness, bankruptcy and insolvency and material adverse judgments.
JPMorgan Chase Bank, N.A., PNC Capital Markets LLC, U.S. Bank National Association and Wells Fargo Securities LLC, served as joint lead arrangers and joint bookrunners for the Revolving Credit Facility; SunTrust Robinson Humphrey, Inc., Regions Capital Markets and Bank of Montreal served as joint lead arrangers and joint bookrunners for the Term Loan; with JPMorgan Chase Bank, N.A., as administrative agent and PNC Bank, National Association, as syndication agent for the Revolving Credit Facility; and U.S. Bank National Association and Wells Fargo Bank, N.A., as co-documentation agents for the Revolving Credit

Facility; and BMO Harris Bank, N.A., Regions Bank and SunTrust Bank, as syndication agents for the Term Loan; and a syndicate of lenders named in the Credit Agreement.
This description of the Credit Agreement is qualified in its entirety by reference to the complete terms and conditions of the agreement which will be filed as an exhibit to our Annual Report on Form 10-K for the period ended December 31, 2018.
Additionally, on December 10, 2018, the Company issued a press release related to the Company’s and the Operating Partnership’s entry into the Credit Agreement. A copy of the press release is filed herewith as Exhibit 99.1.
Item 9.01     Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Columbia Property Trust, Inc.

Dated: December 10, 2018	By:	/s/ James A. Fleming
James A. Fleming
Chief Financial Officer